UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                       August 26, 2008
NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3399 Peachtree Road NE, Suite 1500, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                  (404) 814-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 26, 2008, the Novelis Inc. Board of Directors appointed Antonio Tadeu Coelho Nardocci, formerly Senior Vice President and President South America, as Senior Vice President Strategy, Innovation and Technology reporting to Martha Finn Brooks, President and Chief Operating Officer. The Board of Directors also appointed Alexandre Moreira Martins de Almeida as Mr. Nardocci’s successor as Senior Vice President and President South America.
     Mr. Almeida has been the Chief Financial Officer of Novelis South America since January 2005. From October 2003 through January 2005 Mr. Almeida was Managing Director of Alcan Composites Brasil Ltda. Mr. Almeida formerly worked for Líder Taxi Aereo S.A. from June 1993 to June 2003, where he served most recently as Chief Operating Officer and Chief Financial Officer.
     Mr. Almeida will receive an annual base salary of R$520,000, an annual short term target bonus percentage of 57% of his base salary, and a long term incentive target bonus of US$129,000. He will receive perquisites customarily provided to our executives.
     Mr. Almeida, age 44, earned a degree in Metalurgical Engineering and a Masters Degree in Computer Science from Universidade Federal de Minas Gerais, and also a postgraduate degree in Finance Administration from João Pinheiro Foundation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: August 26, 2008	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Secretary

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